Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			November 24, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison Blend Fund, Inc.
		File Nos. 2-75128 and 811-03336

	On behalf of the Jennison Blend Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule
24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/    Grace C. Torres
						Grace C. Torres
Treasurer and Principal
Financial and Accounting
Officer